Exhibit 99.1

For Immediate Release
June 9, 2006
CONTACT: Doral Financial Corporation

Investor Relations	Media Contact
Richard F. Bonini (212) 329-3733	Lucienne Gigante (212) 329-3733
DORAL RECEIVES NOTICE FROM TRUSTEE REGARDING 2005 10-K
SAN JUAN, Puerto Rico — June 9, 2006 — Doral Financial Corporation (NYSE: DRL), a diversified financial services holding company, today reported that it had received notice from U.S. Bank National Association, the trustee for its $625 million Floating Rate Senior Notes due July 20, 2007 (the “Notes”), requiring Doral to file its annual report on Form 10-K for the fiscal year ended December 31, 2005 by August 31, 2006. Under the indenture for the Notes, Doral must file with the trustee copies of reports that it is required to file with the SEC. If Doral fails to file its 2005 Form 10-K by August 31, 2006, the trustee and the holders of at least 25% in principal amount of the outstanding Notes will have the right to accelerate the maturity of the Notes, by giving notice to the Company in accordance with the terms of the indenture. The Company expects to file its 2005 Form 10-K significantly before August 31, 2006, and accordingly Doral does not expect that the maturity of the Notes will be accelerated.
Doral discusses some of the risks and uncertainties relating to an acceleration of the Notes, including its possible effects on other debt issued under the indenture, in the Company’s amended annual report on Form 10-K for the fiscal year ended December 31, 2004 and in its current report on Form 8-K filed with the SEC on May 26, 2005, and refers readers to these reports for further information.
Doral Financial Corporation is the parent company of Doral Bank, a Puerto Rico commercial bank; Doral Securities, a Puerto Rico based investment banking and brokerage firm; Doral Insurance Agency, Inc.; and Doral Bank, FSB, a federal savings bank based in New York City.
FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to attract new clients and retain existing clients;

•	the Company’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting;

•	potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	the Company’s ability to satisfy certain reporting covenants under its indentures;

•	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing in SEC investigation or the request for information from the U.S. Attorney’s Office for the Southern District of New York;

•	potential adverse developments from ongoing enforcement actions by bank regulatory agencies;

•	potential downgrades in the credit ratings of our securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.